UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2008

NetManage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22158	77-0252226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20883 Stevens Creek Blvd., Cupertino, CA 95014

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 973-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 30, 2008, NetManage, Inc. (the “Company”) and Computershare Trust Company N.A. (as successor-in-interest to BankBoston, N.A.), as rights agent, entered into an Amendment to the Preferred Shares Rights Agreement (the “Amendment”) in respect of the Preferred Shares Rights Agreement dated as of May 7, 1999 between the Company and BankBoston, N.A. (the “Rights Agreement”).

The Amendment modifies the Rights Agreement and any rights granted thereunder so that neither MicroFocus (US), Inc. nor any of its Affiliates (as defined in the Rights Agreement) shall be an “Acquiring Person” under the Rights Agreement and so that neither the entering into of an Agreement and Plan of Merger among the Company, MicroFocus (US), Inc., and MF Merger Sub and the other transactions contemplated thereby nor the entering into of a Voting Agreement among MicroFocus (US), Inc., MF Merger Sub, and certain stockholders of the Company and the other transactions contemplated thereby will result in the grant of any rights to any person under the Rights Agreement or enable any of the Rights under the Rights Agreement to be exercised, distributed, or triggered.

A copy of the Amendment is filed as Exhibit 4.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment to the Preferred Shares Rights Agreement, dated as of April 30, 2008, between NetManage, Inc. and Computershare Trust Company N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETMANAGE, INC.

	By:	/s/ Zvi Alon
Date: May 6, 2008		Zvi Alon,
Chief Executive Officer

INDEX TO EXHIBITS

4.1	Amendment to the Preferred Shares Rights Agreement, dated as of April 30, 2008, between NetManage, Inc. and Computershare Trust Company N.A.